As filed with the Securities and Exchange Commission on March 5, 2012

Registration No. 333-178647

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cumulus Media Inc.

(Exact name of registrant parent guarantor as specified in its charter)

Delaware	4832	36-4159663
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Cumulus Media Holdings Inc.

(Exact name of registrant issuer as specified in its charter)

Delaware	4832	90-0719565
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SEE TABLE OF SUBSIDIARY REGISTRANT GUARANTORS ON THE FOLLOWING PAGE

3280 Peachtree Road, N.W.

Suite 2300

Atlanta, Georgia 30305

(404) 949-0700

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Lewis W. Dickey, Jr.

Chairman, President and Chief Executive Officer

Cumulus Media Inc.

3280 Peachtree Road, N.W.

Suite 2300

Atlanta, Georgia 30305

(404) 949-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

Copy to:

Mark L. Hanson, Esq.

Jones Day

1420 Peachtree Street, N.E., Suite 800

Atlanta, Georgia 30309

(404) 581-8573

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC:

As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
7.75% Senior Notes due 2019	$610,000,000	100%	$610,000,000	$69,906*
Guarantees of 7.75% Senior Notes due 2019(2)	—	—	—	— (3)
Total	$610,000,000	100%	$610,000,000	$69,906*

(1)	Estimated in accordance with Rule 457(f) under the Securities Act of 1933 solely for purposes of calculating the registration fee.
(2)	Cumulus Media Inc. and the additional subsidiary registrant guarantors presented on the following page will guarantee the notes being registered.
(3)	In accordance with Rule 457(n), no separate registration fee for the guarantees is payable.
*	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

TABLE OF SUBSIDIARY REGISTRANT GUARANTORS

Exact Name of Subsidiary Registrant Guarantor as Specified in its Charter	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Alphabet Acquisition Corp.	Delaware	4832	13-3331750
Atlanta Radio, LLC	Delaware	4832	33-1065242
Aviation I, LLC	Nevada	4832	72-1545963
Broadcast Software International Inc.	Nevada	4832	36-4319376
Catalyst Media, Inc.	Delaware	4832	36-4698849
Chicago FM Radio Assets, LLC	Delaware	4832	75-3228146
Chicago License, LLC	Delaware	4832	26-0275822
Chicago Radio Assets, LLC	Delaware	4832	20-4218565
Chicago Radio Holding, LLC	Delaware	4832	26-0275880
Chicago Radio, LLC	Delaware	4832	26-0275975
Citadel Broadcasting Company	Nevada	4832	86-0703641
Citadel Broadcasting Corporation	Delaware	4832	51-0405729
CMP KC Corp.	Delaware	4832	20-4531244
CMP Susquehanna Corp.	Delaware	4832	20-4531045
CMP Susquehanna Radio Holdings Corp.	Delaware	4832	20-4530834
Cumulus Broadcasting LLC	Nevada	4832	68-0575090
Cumulus Media Partners, LLC	Delaware	4832	20-4530930
DC Radio Assets, LLC	Delaware	4832	20-4218609
DC Radio, LLC	Delaware	4832	26-0276821
Detroit Radio, LLC	Delaware	4832	33-1065244
International Radio, Inc.	Delaware	4832	13-3748255
KLIF Broadcasting, Inc.	Nevada	4832	23-2877208
KLOS Radio, LLC	Delaware	4832	20-8993250
KLOS Syndications Assets, LLC	Delaware	4832	20-5355443
KLOS-FM Radio Assets, LLC	Delaware	4832	20-4218888
LA License, LLC	Delaware	4832	26-0276832
LA Radio, LLC	Delaware	4832	20-4222471
Minneapolis Radio Assets, LLC	Delaware	4832	20-4219259
Minneapolis Radio, LLC	Delaware	4832	26-0276842
Network License, LLC	Delaware	4832	26-0276865
NY License, LLC	Delaware	4832	26-0276878
NY Radio Assets, LLC	Delaware	4832	20-4219364
NY Radio, LLC	Delaware	4832	26-0276851
Oklahoma Radio Partners, LLC	Alabama	4832	20-2163870
Radio Assets, LLC	Delaware	4832	20-5314240
Radio Metroplex, Inc.	Nevada	4832	23-2868556
Radio Networks, LLC	Delaware	4832	20-4222557
Radio Today Entertainment, Inc.	New York	4832	13-3389286
Radio Watermark, Inc.	Delaware	4832	13-3098556
San Francisco Radio Assets, LLC	Delaware	4832	20-4222315
San Francisco Radio, LLC	Delaware	4832	26-0276883
SF License, LLC	Delaware	4832	26-0276888
Susquehanna Media Co.	Delaware	4832	23-2722964
Susquehanna Pfaltzgraff Co.	Delaware	4832	23-1139608
Susquehanna Radio Corp.	Pennsylvania	4832	23-2381976
WBAP-KSCS Acquisition Partner, LLC	Delaware	4832	26-0276895
WBAP-KSCS Assets, LLC	Delaware	4832	20-4227103
WBAP-KSCS Radio Acquisition, LLC	Delaware	4832	20-8991431
WBAP-KSCS Radio Group, Ltd.	Texas	4832	26-0276904
WPLJ Radio, LLC	Delaware	4832	20-4222424

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to Form S-4 (File No. 333- 178647) (the “Registration Statement”) is being filed solely for the purpose of filing certain required exhibits hereto, and no other changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, such prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware Registrants

Each of Cumulus Media Inc., Cumulus Media Holdings Inc., Catalyst Media, Inc., Citadel Broadcasting Corporation, CMP Susquehanna Radio Holdings Corp., CMP Susquehanna Corp., CMP KC Corp., Susquehanna Media Co., Alphabet Acquisition Corp., International Radio, Inc., Radio Watermark, Inc., and Susquehanna Pfaltzgraff Co. is incorporated under the laws of the State of Delaware.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought.

Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit.

Cumulus Media’s Third Amended and Restated Certificate of Incorporation and Cumulus Media Holdings Inc.’s Certificate of Incorporation (as amended) each provide that no director shall be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director; except (a) for any breach of the director’s duty of loyalty to the company or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, (d) for any transaction from which the director derived an improper personal benefit, or (e) for any act or omission occurring before the effective date of Cumulus Media’s Third Amended and Restated Certificate of Incorporation and Cumulus Media Holdings Inc.’s Certificate of Incorporation (as amended), as applicable.

Cumulus Media’s Amended and Restated By-laws provide that each director, officer or employee who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of ours or is or was serving at Cumulus Media’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified and held harmless by Cumulus Media to the fullest extent permitted or required by the DGCL against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided below with respect to proceedings to enforce rights to indemnification, Cumulus Media shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the proceeding (or part thereof) was authorized by Cumulus Media’s board.

Cumulus Media generally maintains insurance, at its expense, to protect it and any of its directors, officers, employees or agents or those of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not it would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Cumulus Media Holdings Inc.’s Bylaws permit indemnification of a director or officer if the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and permits maintaining insurance upon a resolution of the board.

The Certificates of Incorporation and Bylaws of CMP KC Corp. and CMP Susquehanna Corp., as well as the Amended and Restated Certificates of Incorporation and Bylaws of CMP Susquehanna Radio Holdings Corp. and Susquehanna Pfaltzgraff Co., provide for indemnification to the fullest extent of the DGCL, if the director or officer “acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful” and the director or officer was not found liable to the corporation or on the basis that he received improper personal benefit. The Certificates and Bylaws also permit them to maintain insurance on behalf of directors and officers. The By-laws of Susquehanna Media Co. provide for indemnification to the extent permitted by the DGCL. Alphabet Acquisition Corp. and Catalyst Media, Inc.’s By-laws permit indemnification to the fullest extent of the law and for insurance on behalf of directors and officers. Neither the Certificates of Incorporation nor the By-laws of International Radio, Inc., or Radio Watermark, Inc., contain provisions concerning the indemnification of its directors or officers.

Each of Cumulus Media Partners, LLC, Minneapolis Radio, LLC, KLOS Radio, LLC, San Francisco Radio, LLC, DC Radio, LLC, WPLJ Radio, LLC, Chicago FM Radio Assets, LLC, Radio Networks, LLC, Minneapolis Radio Assets, LLC, KLOS Syndications Assets, LLC, KLOS-FM Radio Assets, LLC, SF License, LLC, San Francisco Radio Assets, LLC, DC Radio Assets, LLC, Network License, LLC, Detroit Radio, LLC, Atlanta Radio, LLC, Radio Assets, LLC, LA Radio, LLC, WBAP-KSCS Radio Acquisition, LLC, WBAP-KSCS Acquisition Partner, LLC, Chicago Radio Holding, LLC, NY Radio, LLC, LA License, LLC, Chicago Radio, LLC, NY License, LLC, NY Radio Assets, LLC, WBAP-KSCS Assets, LLC, Chicago Radio Assets, LLC, and Chicago License, LLC, is organized under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of each of the Delaware limited liability companies (with the exception of Cumulus Media Partners, LLC) provides that a member, director or officer may not be held liable to the limited liability company or any other person or entity who has an interest in the limited liability company, and is entitled to indemnification from the limited liability company to the fullest extent permitted by applicable law, for any loss, damage or claim incurred by reason of any act or omission by the member, director or officer made in good faith on behalf of the limited liability company and in a manner reasonably believed to be within his or her scope of authority. However, a member, director or officer may be held liable and is not entitled to indemnification for any loss, damage or claim incurred by reason of his or her willful misconduct. To the extent an indemnity is provided, such indemnity must be provided out of and limited to the limited liability company’s assets only, and no member, director or officer may be held personally liable in this respect. Neither the Certificate of Formation nor the Limited Liability Company Declaration for Cumulus Media Partners, LLC contain provisions concerning the indemnification of its directors or officers.

Nevada Registrants

Each of Broadcast Software International Inc., KLIF Broadcasting, Inc., Radio Metroplex, Inc. and Citadel Broadcasting Company is incorporated in Nevada under the Nevada General Corporation Law (“NGCL”). The NGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The NGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The Code of Bylaws of Broadcast Software International Inc. provide for indemnification against any costs or expenses incurred in connection with a legal action to which the indemnitee is made party by reason of being a director or officer only if: (i) the director or officer acted in good faith and in a manner that he reasonably believed in the best interests of the Corporation; and (ii) with respect to a criminal action, the director or officer did not have reasonable cause to believe that his conduct was unlawful (so long as not adjudged liable for negligence or misconduct, and a court does not decide that he is entitled to indemnity). The Articles of Incorporation of Broadcast Software International Inc. similarly provide for indemnification for a breach of fiduciary duty as a director or officer involving any act or omission except, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for payment of distributions in violation of Section 78.300 of the NGCL.

The Bylaws of KLIF Broadcasting, Inc. and Radio Metroplex, Inc. provide for indemnification to the fullest extent authorized by the NGCL against all expense, liability and loss reasonably incurred or suffered by the indemnitee in connection with a legal action to which the indemnitee is made party by reason of being a director or officer. Citadel Broadcasting Company’s Certificate of Restated Articles of Incorporation and Amended and Restated Bylaws provide for indemnification to the fullest extent permitted by law.

Cumulus Broadcasting LLC and Aviation I, LLC are organized in Nevada. Section 86.411 of the Nevada Revised Statutes (“NRS”) generally allows a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the limited liability company), by reason of being or having been a manager, member, employee or agent of the limited liability company or serving or having served in certain capacities at the request of the limited liability company. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with the action, suit or proceeding.

NRS section 86 generally allows a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager, member, employee or agent of the limited liability company or serving or having served in certain capacities at the request of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, the person to be indemnified in either case must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful.

The NRS generally provides that to the extent a manager, member, employee or agent of a limited liability has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

The NRS generally allows a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s current and former managers, members employees or agents, or any persons serving or who have served in certain capacities at the request of the limited liability company, for any liability and expenses incurred by them in their capacities as managers, members, employees or agents or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.

The Operating Agreement of Cumulus Broadcasting LLC provides indemnification to the full extent permitted by the NRS, except if losses were related to actions constituting (i) bad faith, fraud, violation of law or intentional misconduct or (ii) breach of the operating agreement. The articles of organization of Aviation I, LLC provide that no member or manager of the company may be held liable to the company or its members for any breach of fiduciary duty as member or manager of the company. But this provision does not affect liability for acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law. Further, the members and managers of the company are not liable under a judgment, decree, or order of a court, or in any other manner, for a debt, obligation, or liability of the company. The articles provide that all expenses incurred by members or managers in defending an administrative, investigative, civil or criminal action, suit, or proceeding, related in any manner to the business of the company, must be paid by the company as they are incurred in advance of final disposition. However, the member or manager must repay the amount if it is ultimately determined by a court of competent jurisdiction, that he or she did not act in good faith, in the manner he or she reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, with no reasonable cause to believe his conduct was unlawful.

The limited liability company operating agreement of Aviation I, LLC provides that a member, director or officer may not be held liable to the limited liability company or any other person or entity who has an interest in the limited liability company, and is entitled to indemnification from the limited liability company to the fullest extent permitted by applicable law, for any loss, damage or claim incurred by reason of any act or omission by the member, director or officer made in good faith on behalf of the limited liability company and in a manner reasonably believed to be within his or her scope of authority. However, a member, director or officer may be held liable and is not entitled to indemnification for any loss, damage or claim incurred by reason of his or her willful misconduct. To the extent an indemnity is provided, such indemnity must be provided out of and limited to the limited liability company’s assets only, and no member, director or officer may be held personally liable in this respect. Rights to indemnification under the limited liability company agreement are intended as an addition to, and not a limitation upon, the indemnification described in Sections 86.411 through 86.451 of the NRS, as amended from time to time.

Pennsylvania Registrant

Susquehanna Radio Corp. is incorporated under the laws of the State of Pennsylvania. Pennsylvania law permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any pending, threatened or completed action or proceeding, and permits such indemnification against expenses incurred in connection with any pending, threatened or completed derivative action, if the director or officer has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Pennsylvania law further provides that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

Under Pennsylvania law, the statutory provisions for indemnification and advancement of expenses are non-exclusive with respect to any other rights, such as contractual rights or rights granted pursuant to a by-law or by vote of shareholders or disinterested directors, to which a person seeking indemnification or advancement of expenses may be entitled. Such rights may, for example, provide for indemnification against judgments, fines and amounts paid in settlement incurred by the indemnified person in connection with derivative actions. Pennsylvania law and our articles of incorporation permit such derivative action indemnification in any case except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pennsylvania law and our articles of incorporation permit us to purchase and maintain insurance on behalf of our directors and officers against any liability asserted against the director or officer and incurred in such capacity, whether or not we would have the power to indemnify a director or officer against such liability.

Susquehanna Radio Corp.’s Bylaws provide that indemnification will be provided against reasonable costs and expenses in connection with a legal action to which the indemnitee is made party by reason of being a director or officer, except expenses attributable to gross negligence or misconduct in the performance of duties as director or officer.

New York Registrant

Radio Today Entertainment, Inc., is incorporated under the laws of the state of New York. Section 722 of the New York Business Corporation Law (“NYBCL”) provides that a New York corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal or otherwise (other than action by or in the right of the corporation (“derivative actions”)), if they acted in good faith for a purpose they reasonably believed to be in or, in the case of service for another entity, not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim as to which such person is adjudged liable to the corporation unless and only to the extent approved by a court. Under Section 723 of the NYBCL, if a person has been successful in the defense of an action described above, he or she shall be entitled to indemnification. The foregoing is not exclusive of other indemnification that may be granted to a director or officer under a certificate of incorporation, bylaws, resolution or contract. Neither the Certificate of Incorporation nor the By-laws of Radio Today Entertainment, Inc. contain provisions concerning the indemnification of its directors or officers.

Texas Registrant

WBAP-KSCS Radio Group, Ltd., is a Texas limited partnership. Section 8.101 of the Texas Business Organizations Code provides generally that a person sued as a director or general partner of a limited partnership, or while serving at the request of the partnership as a director, officer, partner, employee, agent, or similar functionary of another enterprise, may be indemnified by the partnership against judgments, penalties, fines, settlements and reasonable expenses if it is determined that such person has conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the partnership, that his conduct was in the partnership’s best interests, and in all other cases, that his conduct was at least not opposed to the partnership’s best interests and, in the case of any criminal proceeding, that such person had no reasonable cause to believe his conduct was unlawful. Indemnification of a person found liable to the partnership or found liable on the basis that personal benefit was improperly received by him is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made if the person is found liable for willful or intentional misconduct in the performance of his duty to the partnership, for breach of the duty of loyalty, or for an act or omission not committed in good faith that constitutes a breach of a duty owed to the partnership. Indemnification is mandatory, however, in the case of such person being wholly successful, on the merits or otherwise, in the defense of the proceeding.

The agreement of limited partnership of WBAP-KSCS Radio Group, Ltd. provides that the general partner may not be held liable, responsible or accountable in damages or otherwise to any other partner for any acts performed in good faith and within the scope of the agreement of limited partnership. The general partner is entitled to indemnification from the partnership (but not any partner) from any loss, damage, liability, cost or expense (including reasonable attorneys’ fees) arising out of any act or failure to act by the general partner, if such act or failure to act is in good faith and within the scope of the agreement of limited partnership and is not attributable to gross negligence, malfeasance or fraud.

Alabama Registrant

Oklahoma Radio Partners, LLC is organized under the laws of the State of Alabama. Section 10A-1-6.02 of the Alabama Business and Nonprofit Entities Code provides that the indemnification provisions of Article 6 do not apply to limited liability companies, but rather that the governing documents of a limited liability company may adopt provisions of this article or may contain enforceable provisions relating to indemnification. Section 10A-5-1.04 provides that unless its certificate of formation provides otherwise, every limited liability company has the power to indemnify a member, manager, or employee against expenses actually and reasonably incurred in connection with the defense of an action, suit, or proceeding, civil or criminal, except in relation to matters as to which the member, manager, or employee is determined to be liable for negligence or misconduct in the performance of duty. Further, every limited liability company has the power to make any other indemnification that is authorized by the governing documents of the limited liability company or by a resolution adopted by the members after notice, unless notice is waived. Lastly, every limited liability company has the power to purchase and maintain insurance on behalf of any person who is or was a member, manager, or employee of the limited liability company against any liability asserted against and incurred by the member, manager, or employee, whether or not the limited liability company would have the power to indemnify the member, manager, or employee against that liability.

The articles of organization of Oklahoma Radio Partners, LLC provide that in amplification, and not in limitation of applicable provisions of Alabama law, the company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the company), by reason of the fact that he or she is or was a member, manager, officer, employee or agent of the company, a manager or any affiliate of any of the foregoing or is or was serving at the request of the company or manager as a director, officer, partner, manager, employee, trustee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

With respect to any action in the right of the company, the company may indemnify any person if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the company. But no indemnification will be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the company unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

To the extent that a member, manager, officer, employee or agent of the company has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, notwithstanding that he or she has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

Expenses (including attorneys’ fees) incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the company in advance of the final disposition of such claim, action, suit or proceeding. But such person seeking indemnification must repay such amount if, and to the extent that, it ultimately is determined that he or she is not entitled to be indemnified by the company.

The indemnification authorized by the articles of organization is not exclusive of, and is in addition to, any other rights to which those indemnified may be entitled under any statute, rule of law, provision of articles of organization, operating agreement, other agreement, vote of members or otherwise.

The company has the power to purchase and maintain insurance on behalf of any person who is or was a member, manager, officer, employee or agent of the company against any liability asserted against him or her, whether or not the company would have the power to indemnify him or her against such liability.

The limited liability company operating agreement of Oklahoma Radio Partners, LLC provides that a member, director or officer may not be held liable to the limited liability company or any other person or entity who has an interest in the limited liability company, and is entitled to indemnification from the limited liability company to the fullest extent permitted by applicable law, for any loss, damage or claim incurred by reason of any act or omission by the member, director or officer made in good faith on behalf of the limited liability company and in a manner reasonably believed to be within his or her scope of authority. However, a member, director or officer may be held liable and is not entitled to indemnification for any loss, damage or claim incurred by reason of his or her willful misconduct. To the extent an indemnity is provided, such indemnity must be provided out of and limited to the limited liability company’s assets only, and no member, director or officer may be held personally liable in this respect.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits

The following exhibits are filed as part of this Form S-4:

Exhibit Index

3.1.	Third Amended and Restated Certificate of Incorporation of Cumulus Media Inc., effective as of September 16, 2011 (incorporated herein by reference to Exhibit 3.1 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on September 22, 2011).

3.2.	Certificate of Designation of Series A Preferred Stock of Cumulus Media Inc. (incorporated herein by reference to Exhibit 3.2 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on September 22, 2011).

3.3.	Amended and Restated Bylaws of Cumulus Media Inc., as amended on November 8, 2011 (incorporated herein by reference to Exhibit 3.3 to Cumulus Media Inc.’s Quarterly Report on Form 10-Q, File No. 000-24525, filed on November 14, 2011).

3.4.	Certificate of Incorporation of Cumulus Media Holdings Inc., as amended.*

3.5.	Bylaws of Cumulus Media Holdings Inc. (formerly Cadet Holding Corporation).*

3.6.	Articles of Incorporation of Broadcast Software International Inc.*

3.7.	Code of Bylaws of Broadcast Software International Inc.*

3.8.	Articles of Organization of Cumulus Broadcasting LLC.*

3.9.	Limited-Liability Company Operating Agreement of Cumulus Broadcasting LLC.*

3.10.	Certificate of Formation of Cumulus Media Partners, LLC.*

3.11.	Limited Liability Company Declaration of Cumulus Media Partners, LLC.*

3.12.	Fifth Amended and Restated Certificate of Incorporation of Citadel Broadcasting Corporation (incorporated herein by reference to Exhibit 3.1 to Citadel Broadcasting Corporation’s Current Report on Form 8-K, File No. 001-31740, filed on September 22, 2011).

3.13.	Second Amended and Restated Bylaws of Citadel Broadcasting Corporation (incorporated herein by reference to Exhibit 3.2 to Citadel Broadcasting Corporation’s Current Report on Form 8-K,
File No. 001-31740, filed on September 22, 2011).

3.14.	Certificate of Incorporation of Catalyst Media, Inc.*

3.15.	Bylaws of Catalyst Media, Inc.*

3.16.	Amended and Restated Certificate of Incorporation of CMP Susquehanna Radio Holdings Corp.*

3.17.	Bylaws of CMP Susquehanna Radio Holdings Corp. (formerly CMP Susquehanna Guarantor Corp.) (incorporated herein by reference to Exhibit 3.2 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.18.	Certificate of Incorporation of CMP Susquehanna Corp. (incorporated herein by reference to
Exhibit 3.3 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4,
File No. 333-143558, filed on June 6, 2007).

3.19.	Bylaws of CMP Susquehanna Corp. (incorporated herein by reference to Exhibit 3.4 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.20.	Amended and Restated Certificate of Incorporation of Susquehanna Pfaltzgraff Co.*

3.21.	Bylaws of Susquehanna Pfaltzgraff Co. (formerly CMP Merger Co.)(incorporated herein by reference to Exhibit 3.10 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).*

3.22.	Certificate of Incorporation of CMP KC Corp. (incorporated herein by reference to Exhibit 3.5 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.23.	By-laws of CMP KC Corp. (incorporated herein by reference to Exhibit 3.6 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.24.	Certificate of Incorporation of Susquehanna Media Co., as amended (incorporated herein by reference to Exhibit 3.11 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.25.	Bylaws of Susquehanna Media Co., as amended (incorporated herein by reference to Exhibit 3.12 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.26.	Articles of Incorporation of Susquehanna Radio Corp., as amended (incorporated herein by reference to Exhibit 3.13 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.27.	By-laws of Susquehanna Radio Corp. (incorporated herein by reference to Exhibit 3.14 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.28.	Articles of Incorporation of KLIF Broadcasting, Inc. (incorporated herein by reference to Exhibit 3.41 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.29.	Bylaws of KLIF Broadcasting, Inc., as amended (incorporated herein by reference to Exhibit 3.42 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.30.	Articles of Incorporation of Radio Metroplex, Inc., as amended (incorporated herein by reference to Exhibit 3.29 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.31.	Bylaws of Radio Metroplex, Inc. (incorporated herein by reference to Exhibit 3.30 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.32.	Certificate of Restated Articles of Incorporation of Citadel Broadcasting Company, as amended.*

3.33.	Amended and Restated Bylaws of Citadel Broadcasting Company.*

3.34.	Certificate of Incorporation of Alphabet Acquisition Corp., as amended.*

3.35.	By-laws of Alphabet Acquisition Corp.*

3.36.	Articles of Organization of Aviation I, LLC.*

3.37.	Amended and Restated Operating Agreement of Aviation I, LLC.*

3.38.	Articles of Organization of Oklahoma Radio Partners, LLC.*

3.39.	Second Amended and Restated Operating Agreement of Oklahoma Radio Partners, LLC.*

3.40.	Certificate of Formation of Minneapolis Radio, LLC.*

3.41.	Second Amended and Restated Limited Liability Company Agreement of Minneapolis Radio, LLC, as amended.*

3.42.	Certificate of Formation of KLOS Radio, LLC.*

3.43.	First Amended and Restated Limited Liability Company Agreement of KLOS Radio, LLC, as amended.*

3.44.	Certificate of Formation of San Francisco Radio, LLC.*

3.45.	Second Amended and Restated Limited Liability Company Agreement of San Francisco Radio, LLC, as amended.*

3.46.	Certificate of Formation of DC Radio, LLC.*

3.47.	Second Amended and Restated Limited Liability Company Agreement of DC Radio, LLC, as amended.*

3.48.	Certificate of Formation of WPLJ Radio, LLC.*

3.49.	First Amended and Restated Limited Liability Company Agreement of WPLJ Radio, LLC, as amended.*

3.50.	Certificate of Formation of Chicago FM Radio Assets, LLC.*

3.51.	Limited Liability Company Agreement of Chicago FM Radio Assets, LLC, as amended.*

3.52.	Certificate of Formation of Radio Networks, LLC.*

3.53.	Second Amended and Restated Limited Liability Company Agreement of Radio Networks, LLC, as amended.*

3.54.	Certificate of Formation of Minneapolis Radio Assets, LLC.*

3.55.	First Amended and Restated Limited Liability Company Agreement of Minneapolis Radio Assets, LLC, as amended.*

3.56.	Certificate of Formation of KLOS Syndications Assets, LLC.*

3.57.	Second Amended and Restated Limited Liability Company Agreement of KLOS Syndications Assets, LLC, as amended.*

3.58.	Certificate of Formation of KLOS-FM Radio Assets, LLC.*

3.59.	First Amended and Restated Limited Liability Company Agreement of KLOS-FM Radio Assets, LLC, as amended.*

3.60.	Certificate of Formation of SF License, LLC.*

3.61.	First Amended and Restated Limited Liability Company Agreement of SF License, LLC, as amended.*

3.62.	Certificate of Formation of San Francisco Radio Assets, LLC.*

3.63.	First Amended and Restated Limited Liability Company Agreement of San Francisco Radio Assets, LLC, as amended.*

3.64.	Certificate of Formation of DC Radio Assets, LLC.*

3.65.	Second Amended and Restated Limited Liability Company Agreement of DC Radio Assets, LLC, as amended.*

3.66.	Certificate of Formation of Network License, LLC.*

3.67.	First Amended and Restated Limited Liability Company Agreement of Network License, LLC, as amended.*

3.68.	Certificate of Incorporation of International Radio, Inc., as amended.*

3.69.	By-laws of International Radio, Inc.*

3.70.	Certificate of Incorporation of Radio Watermark, Inc., as amended.*

3.71.	By-laws of Radio Watermark, Inc., as amended.*

3.72.	Certificate of Incorporation of Radio Today Entertainment, Inc., as amended.*

3.73.	By-laws of Radio Today Entertainment, Inc.*

3.74.	Certificate of Formation of Detroit Radio, LLC, as amended.*

3.75.	First Amended and Restated Limited Liability Company Agreement of Detroit Radio, LLC, as amended.*

3.76.	Certificate of Formation of Atlanta Radio, LLC, as amended.*

3.77.	First Amended and Restated Limited Liability Company Agreement of Atlanta Radio, LLC, as amended.*

3.78.	Certificate of Formation of Radio Assets, LLC.*

3.79.	First Amended and Restated Limited Liability Company Agreement of Radio Assets, LLC, as amended.*

3.80.	Certificate of Formation of LA Radio, LLC.*

3.81.	Second Amended and Restated Limited Liability Company Agreement of LA Radio, LLC, as amended.*

3.82.	Certificate of Formation of WBAP-KSCS Radio Acquisition, LLC.*

3.83.	First Amended and Restated Limited Liability Company Agreement of WBAP-KSCS Radio Acquisition, LLC, as amended.*

3.84.	Certificate of Formation of WBAP-KSCS Acquisition Partner, LLC.*

3.85.	First Amended and Restated Limited Liability Company Agreement of WBAP-KSCS Acquisition Partner, LLC, as amended.*

3.86.	Certificate of Formation of Chicago Radio Holding, LLC.*

3.87.	Third Amended and Restated Limited Liability Company Agreement of Chicago Radio Holding, LLC, as amended.*

3.88.	Certificate of Formation of NY Radio, LLC.*

3.89.	Second Amended and Restated Limited Liability Company Agreement of NY Radio, LLC, as amended.*

3.90.	Certificate of Formation of LA License, LLC.*

3.91.	First Amended and Restated Limited Liability Company Agreement of LA License, LLC, as amended.*

3.92.	Certificate of Formation of WBAP-KSCS Radio Group, Ltd.*

3.93.	Agreement of Limited Partnership of WBAP-KSCS Radio Group, Ltd., as amended.*

3.94.	Certificate of Formation of Chicago Radio, LLC.*

3.95.	Limited Liability Company Agreement of Chicago Radio, LLC, as amended.*

3.96.	Certificate of Formation of NY License, LLC.*

3.97.	First Amended and Restated Limited Liability Company Agreement of NY License, LLC, as amended.*

3.98.	Certificate of Formation of NY Radio Assets, LLC.*

3.99.	First Amended and Restated Limited Liability Company Agreement of NY Radio Assets, LLC, as amended.*

3.100.	Certificate of Formation of WBAP-KSCS Assets, LLC.*

3.101.	Second Amended and Restated Limited Liability Company Agreement of WBAP-KSCS Assets, LLC, as amended.*

3.102.	Certificate of Formation of Chicago Radio Assets, LLC.*

3.103.	Second Amended and Restated Limited Liability Company Agreement of Chicago Radio Assets, LLC, as amended.*

3.104.	Certificate of Formation of Chicago License, LLC.*

3.105.	Limited Liability Company Agreement of Chicago License, LLC, as amended.*

4.1.	Indenture, dated as of May 13, 2011, by and among Cumulus Media Inc., each of the guarantors named therein and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on
May 16, 2011).

4.2.	Form of 7.75% Senior Notes due 2019 (included as Exhibit A in Exhibit 4.1)(incorporated by reference to Exhibit 4.2 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on
May 16, 2011)

4.3.	First Supplemental Indenture, dated September 16, 2011, by and among Cumulus Media Inc., Cumulus Media Holdings Inc., the other parties thereto and U.S. Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1, File No. 000-24525, to Cumulus Media Inc.’s Current Report on Form 8-K, filed on September 22, 2011).

4.4.	Second Supplemental Indenture, dated October 16, 2011, by and among Cumulus Media Inc., Cumulus Media Holdings Inc., the other parties thereto and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.12 to Cumulus Media Inc.’s Quarterly Report on
Form 8-K, File No. 000-24525, filed on November 14, 2011).

4.5.	Third Supplement Indenture, effective October 17, 2011, by and among Cumulus Media Inc., Cumulus Media Holdings Inc., the other parties thereto and U.S. Bank National Association, as trustee.

4.6.	Registration Rights Agreement, dated as of May 13, 2011, by and among the Cumulus Media Inc. and the Guarantors party hereto and J.P. Morgan Securities LLC (incorporated herein by reference to Exhibit 4.3 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on
May 16, 2011).

5.1.	Opinion of Jones Day.*

5.2.	Opinion of Kolesar & Leatham, Chtd.

5.3.	Opinion of Maynard, Cooper and Gale P.C.

23.1.	Consent of Jones Day (included in exhibit 5.1).*

23.2.	Consent of PricewaterhouseCoopers LLP.*

23.3.	Consent of PricewaterhouseCoopers LLP.*

23.4.	Consent of Deloitte & Touche LLP.*

23.5.	Consent of Kolesar & Leatham, Chtd. (included in exhibit 5.2).

23.6.	Consent of Maynard, Cooper and Gale P.C. (included in exhibit 5.3).

24.1.	Powers of Attorney.*

25.1.	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee, under the Indenture.*

99.1.	Form of Letter of Transmittal.*

99.2.	Form of Notice of Guaranteed Delivery.*

99.3.	Form of Letter to DTC Participants.*

99.4.	Form of Letter to Clients.*

*	Previously filed.

Financial Statement Schedules

The following financial statement schedule of Cumulus Media Inc. and subsidiaries is incorporated by reference herein:

Schedule II—Valuation and qualifying accounts.

All other schedules for which provisions are made in the applicable accounting regulation of the Securities and Exchange Commission are not required or are inapplicable and therefore have been omitted, or the required information has been incorporated by reference herein or disclosed in the financial statements which form a part of this Registration Statement/Prospectus.

ITEM 22.	UNDERTAKINGS.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of such registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will each be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(iv) any other communication that is an offer in the offering made by such registrant to the purchaser.

(6) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(10) That every prospectus (i) that is filed pursuant to paragraph (8) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(11) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(12) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 5, 2012.

CUMULUS MEDIA INC.

By:	/s/ Joseph P. Hannan
Name: Joseph P. Hannan Title: Senior Vice President, Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ * Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	March 5, 2012

/s/ Joseph P. Hannan Joseph P. Hannan	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	March 5, 2012

/s/ Linda A. Hill Linda A. Hill	Vice President, Corporate Controller and Chief Accounting Officer (Controller and Principal Accounting Officer)	March 5, 2012

/s/ * Ralph B. Everett	Director	March 5, 2012

/s/ * Jeffrey Marcus	Director	March 5, 2012

/s/ * Arthur J. Reimers	Director	March 5, 2012

Eric P. Robison	Director

/s/ * Robert H. Sheridan, III	Director	March 5, 2012

David M. Tolley	Director

* By: /s/ Joseph P. Hannan Attorney-in-fact	March 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 5, 2012.

CUMULUS MEDIA HOLDINGS INC. CITADEL BROADCASTING CORPORATION

By:	/s/ Joseph P. Hannan
Name: Joseph P. Hannan Title: Senior Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ * Lewis W. Dickey, Jr.	Chief Executive Officer, President and Director (Principal Executive Officer)	March 5, 2012

/s/ Joseph P. Hannan Joseph P. Hannan	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	March 5, 2012

/s/ Linda A. Hill Linda A. Hill	Vice President, Corporate Controller and Chief Accounting Officer (Controller and Principal Accounting Officer)	March 5, 2012

* By: /s/ Joseph P. Hannan Attorney-in-fact	March 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 5, 2012.

CATALYST MEDIA, INC.

By:	/s/ Joseph P. Hannan
Name: Joseph P. Hannan Title: Senior Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ * Lewis W. Dickey, Jr.	Chief Executive Officer, President and Director (Principal Executive Officer)	March 5, 2012

/s/ Joseph P. Hannan Joseph P. Hannan	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	March 5, 2012

/s/ Linda A. Hill Linda A. Hill	Vice President and Principal Accounting Officer (Principal Accounting Officer)	March 5, 2012

* By: /s/ Joseph P. Hannan Attorney-in-fact	March 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 5, 2012.

ALPHABET ACQUISITION CORP.

ATLANTA RADIO, LLC

AVIATION I, LLC

BROADCAST SOFTWARE INTERNATIONAL INC.

CHICAGO FM RADIO ASSETS, LLC

CHICAGO LICENSE, LLC

CHICAGO RADIO ASSETS, LLC

CHICAGO RADIO HOLDING, LLC

CHICAGO RADIO, LLC

CITADEL BROADCASTING COMPANY

CMP KC CORP.

CMP SUSQUEHANNA CORP.

CMP SUSQUEHANNA RADIO HOLDINGS CORP.

CUMULUS BROADCASTING LLC

CUMULUS MEDIA PARTNERS, LLC

DC RADIO ASSETS, LLC

DC RADIO, LLC

DETROIT RADIO, LLC

INTERNATIONAL RADIO, INC.

KLIF BROADCASTING, INC.

KLOS RADIO, LLC

KLOS-FM RADIO ASSETS, LLC

KLOS SYNDICATIONS ASSETS, LLC

LA LICENSE, LLC

LA RADIO, LLC

MINNEAPOLIS RADIO ASSETS, LLC

MINNEAPOLIS RADIO, LLC

NETWORK LICENSE, LLC

NY LICENSE, LLC

NY RADIO ASSETS, LLC

NY RADIO, LLC

OKLAHOMA RADIO PARTNERS, LLC

RADIO ASSETS, LLC

RADIO METROPLEX, INC.

RADIO NETWORKS, LLC

RADIO TODAY ENTERTAINMENT, INC.

RADIO WATERMARK, INC.

SAN FRANCISCO RADIO ASSETS, LLC

SAN FRANCISCO RADIO, LLC

SF LICENSE, LLC

SUSQUEHANNA MEDIA CO.

SUSQUEHANNA PFALTZGRAFF CO.

SUSQUEHANNA RADIO CORP.

WBAP-KSCS ACQUISITION PARTNER, LLC,

ON ITS OWN BEHALF AND AS GENERAL

PARTNER OF WBAP-KSCS RADIO

GROUP, LTD.

WBAP-KSCS ASSETS, LLC

WBAP-KSCS RADIO ACQUISITION, LLC

WPLJ RADIO, LLC

By:	/s/ Joseph P. Hannan
Name: Joseph P. Hannan Title: Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ * Lewis W. Dickey, Jr.	Chief Executive Officer, President and Director (Principal Executive Officer)	March 5, 2012

/s/ Joseph P. Hannan Joseph P. Hannan	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	March 5, 2012

/s/ Linda A. Hill Linda A. Hill	Vice President and Principal Accounting Officer	March 5, 2012

* By: /s/ Joseph P. Hannan Attorney-in-fact	March 5, 2012

Exhibit Index

3.1.	Third Amended and Restated Certificate of Incorporation of Cumulus Media Inc., effective as of September 16, 2011 (incorporated herein by reference to Exhibit 3.1 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on September 22, 2011).

3.2.	Certificate of Designation of Series A Preferred Stock of Cumulus Media Inc. (incorporated herein by reference to Exhibit 3.2 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on September 22, 2011).

3.3.	Amended and Restated Bylaws of Cumulus Media Inc., as amended on November 8, 2011 (incorporated herein by reference to Exhibit 3.3 to Cumulus Media Inc.’s Quarterly Report on Form 10-Q, File No. 000-24525, filed on November 14, 2011).

3.4.	Certificate of Incorporation of Cumulus Media Holdings Inc., as amended.*

3.5.	Bylaws of Cumulus Media Holdings Inc. (formerly Cadet Holding Corporation).*

3.6.	Articles of Incorporation of Broadcast Software International Inc.*

3.7.	Code of Bylaws of Broadcast Software International Inc.*

3.8.	Articles of Organization of Cumulus Broadcasting LLC.*

3.9.	Limited-Liability Company Operating Agreement of Cumulus Broadcasting LLC.*

3.10.	Certificate of Formation of Cumulus Media Partners, LLC.*

3.11.	Limited Liability Company Declaration of Cumulus Media Partners, LLC.*

3.12.	Fifth Amended and Restated Certificate of Incorporation of Citadel Broadcasting Corporation (incorporated herein by reference to Exhibit 3.1 to Citadel Broadcasting Corporation’s Current Report on Form 8-K, File No. 001-31740, filed on September 22, 2011).

3.13.	Second Amended and Restated Bylaws of Citadel Broadcasting Corporation (incorporated herein by reference to Exhibit 3.2 to Citadel Broadcasting Corporation’s Current Report on Form 8-K, File No. 001-31740, filed on September 22, 2011).

3.14.	Certificate of Incorporation of Catalyst Media, Inc.*

3.15.	Bylaws of Catalyst Media, Inc.*

3.16.	Amended and Restated Certificate of Incorporation of CMP Susquehanna Radio Holdings Corp.*

3.17.	Bylaws of CMP Susquehanna Radio Holdings Corp. (formerly CMP Susquehanna Guarantor Corp.) (incorporated herein by reference to Exhibit 3.2 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.18.	Certificate of Incorporation of CMP Susquehanna Corp. (incorporated herein by reference to Exhibit 3.3 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.19.	Bylaws of CMP Susquehanna Corp. (incorporated herein by reference to Exhibit 3.4 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.20.	Amended and Restated Certificate of Incorporation of Susquehanna Pfaltzgraff Co.*

3.21.	Bylaws of Susquehanna Pfaltzgraff Co. (formerly CMP Merger Co.)(incorporated herein by reference to Exhibit 3.10 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).*

3.22.	Certificate of Incorporation of CMP KC Corp. (incorporated herein by reference to Exhibit 3.5 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.23.	Bylaws of CMP KC Corp. (incorporated herein by reference to Exhibit 3.6 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.24.	Certificate of Incorporation of Susquehanna Media Co., as amended (incorporated herein by reference to Exhibit 3.11 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4,
File No. 333-143558, filed on June 6, 2007).

3.25.	By-laws of Susquehanna Media Co., as amended (incorporated herein by reference to Exhibit 3.12 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.26.	Articles of Incorporation of Susquehanna Radio Corp., as amended (incorporated herein by reference to Exhibit 3.13 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4,
File No. 333-143558, filed on June 6, 2007).

3.27.	By-laws of Susquehanna Radio Corp. (incorporated herein by reference to Exhibit 3.14 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.28.	Articles of Incorporation of KLIF Broadcasting, Inc. (incorporated herein by reference to Exhibit 3.41 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.29.	By-laws of KLIF Broadcasting, Inc., as amended (incorporated herein by reference to Exhibit 3.42 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.30.	Articles of Incorporation of Radio Metroplex, Inc., as amended (incorporated herein by reference to Exhibit 3.29 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4,
File No. 333-143558, filed on June 6, 2007).

3.31.	Bylaws of Radio Metroplex, Inc. (incorporated herein by reference to Exhibit 3.30 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.32.	Certificate of Restated Articles of Incorporation of Citadel Broadcasting Company, as amended.*

3.33.	Amended and Restated Bylaws of Citadel Broadcasting Company.*

3.34.	Certificate of Incorporation of Alphabet Acquisition Corp., as amended.*

3.35.	By-laws of Alphabet Acquisition Corp.*

3.36.	Articles of Organization of Aviation I, LLC.*

3.37.	Amended and Restated Operating Agreement of Aviation I, LLC.*

3.38.	Articles of Organization of Oklahoma Radio Partners, LLC.*

3.39.	Second Amended and Restated Operating Agreement of Oklahoma Radio Partners, LLC.*

3.40.	Certificate of Formation of Minneapolis Radio, LLC.*

3.41.	Second Amended and Restated Limited Liability Company Agreement of Minneapolis Radio, LLC, as amended.*

3.42.	Certificate of Formation of KLOS Radio, LLC.*

3.43.	First Amended and Restated Limited Liability Company Agreement of KLOS Radio, LLC, as amended.*

3.44.	Certificate of Formation of San Francisco Radio, LLC.*

3.45.	Second Amended and Restated Limited Liability Company Agreement of San Francisco Radio, LLC, as amended.*

3.46.	Certificate of Formation of DC Radio, LLC.*

3.47.	Second Amended and Restated Limited Liability Company Agreement of DC Radio, LLC, as amended.*

3.48.	Certificate of Formation of WPLJ Radio, LLC.*

3.49.	First Amended and Restated Limited Liability Company Agreement of WPLJ Radio, LLC, as amended.*

3.50.	Certificate of Formation of Chicago FM Radio Assets, LLC.*

3.51.	Limited Liability Company Agreement of Chicago FM Radio Assets, LLC, as amended.*

3.52.	Certificate of Formation of Radio Networks, LLC.*

3.53.	Second Amended and Restated Limited Liability Company Agreement of Radio Networks, LLC, as amended.*

3.54.	Certificate of Formation of Minneapolis Radio Assets, LLC.*

3.55.	First Amended and Restated Limited Liability Company Agreement of Minneapolis Radio Assets, LLC, as amended.*

3.56.	Certificate of Formation of KLOS Syndications Assets, LLC.*

3.57.	Second Amended and Restated Limited Liability Company Agreement of KLOS Syndications Assets, LLC, as amended.*

3.58.	Certificate of Formation of KLOS-FM Radio Assets, LLC.*

3.59.	First Amended and Restated Limited Liability Company Agreement of KLOS-FM Radio Assets, LLC, as amended.*

3.60.	Certificate of Formation of SF License, LLC.*

3.61.	First Amended and Restated Limited Liability Company Agreement of SF License, LLC, as amended.*

3.62.	Certificate of Formation of San Francisco Radio Assets, LLC.*

3.63.	First Amended and Restated Limited Liability Company Agreement of San Francisco Radio Assets, LLC, as amended.*

3.64.	Certificate of Formation of DC Radio Assets, LLC.*

3.65.	Second Amended and Restated Limited Liability Company Agreement of DC Radio Assets, LLC, as amended.*

3.66.	Certificate of Formation of Network License, LLC.*

3.67.	First Amended and Restated Limited Liability Company Agreement of Network License, LLC, as amended.*

3.68.	Certificate of Incorporation of International Radio, Inc., as amended.*

3.69.	By-laws of International Radio, Inc.*

3.70.	Certificate of Incorporation of Radio Watermark, Inc., as amended.*

3.71.	By-laws of Radio Watermark, Inc., as amended.*

3.72.	Certificate of Incorporation of Radio Today Entertainment, Inc., as amended.*

3.73.	By-laws of Radio Today Entertainment, Inc.*

3.74.	Certificate of Formation of Detroit Radio, LLC, as amended.*

3.75.	First Amended and Restated Limited Liability Company Agreement of Detroit Radio, LLC, as amended.*

3.76.	Certificate of Formation of Atlanta Radio, LLC, as amended.*

3.77.	First Amended and Restated Limited Liability Company Agreement of Atlanta Radio, LLC, as amended.*

3.78.	Certificate of Formation of Radio Assets, LLC.*

3.79.	First Amended and Restated Limited Liability Company Agreement of Radio Assets, LLC, as amended.*

3.80.	Certificate of Formation of LA Radio, LLC.*

3.81.	Second Amended and Restated Limited Liability Company Agreement of LA Radio, LLC, as amended.*

3.82.	Certificate of Formation of WBAP-KSCS Radio Acquisition, LLC.*

3.83.	First Amended and Restated Limited Liability Company Agreement of WBAP-KSCS Radio Acquisition, LLC, as amended.*

3.84.	Certificate of Formation of WBAP-KSCS Acquisition Partner, LLC.*

3.85.	First Amended and Restated Limited Liability Company Agreement of WBAP-KSCS Acquisition Partner, LLC, as amended.*

3.86.	Certificate of Formation of Chicago Radio Holding, LLC.*

3.87.	Third Amended and Restated Limited Liability Company Agreement of Chicago Radio Holding, LLC, as amended.*

3.88.	Certificate of Formation of NY Radio, LLC.*

3.89.	Second Amended and Restated Limited Liability Company Agreement of NY Radio, LLC, as amended.*

3.90.	Certificate of Formation of LA License, LLC.*

3.91.	First Amended and Restated Limited Liability Company Agreement of LA License, LLC, as amended.*

3.92.	Certificate of Formation of WBAP-KSCS Radio Group, Ltd.*

3.93.	Agreement of Limited Partnership of WBAP-KSCS Radio Group, Ltd., as amended.*

3.94.	Certificate of Formation of Chicago Radio, LLC.*

3.95.	Limited Liability Company Agreement of Chicago Radio, LLC, as amended.*

3.96.	Certificate of Formation of NY License, LLC.*

3.97.	First Amended and Restated Limited Liability Company Agreement of NY License, LLC, as amended.*

3.98.	Certificate of Formation of NY Radio Assets, LLC.*

3.99.	First Amended and Restated Limited Liability Company Agreement of NY Radio Assets, LLC, as amended.*

3.100.	Certificate of Formation of WBAP-KSCS Assets, LLC.*

3.101.	Second Amended and Restated Limited Liability Company Agreement of WBAP-KSCS Assets, LLC, as amended.*

3.102.	Certificate of Formation of Chicago Radio Assets, LLC.*

3.103.	Second Amended and Restated Limited Liability Company Agreement of Chicago Radio Assets, LLC, as amended.*

3.104.	Certificate of Formation of Chicago License, LLC.*

3.105.	Limited Liability Company Agreement of Chicago License, LLC, as amended.*

4.1.	Indenture, dated as of May 13, 2011, by and among Cumulus Media Inc., each of the guarantors named therein and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on May 16, 2011).

4.2.	Form of 7.75% Senior Notes due 2019 (included as Exhibit A in Exhibit 4.1)(incorporated by reference to Exhibit 4.2 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on May 16, 2011)

4.3.	First Supplemental Indenture, dated September 16, 2011, by and among Cumulus Media Inc., Cumulus Media Holdings Inc., the other parties thereto and U.S. Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1, File No. 000-24525, to Cumulus Media Inc.’s Current Report on Form 8-K, filed on September 22, 2011).

4.4.	Second Supplemental Indenture, dated October 16, 2011, by and among Cumulus Media Inc., Cumulus Media Holdings Inc., the other parties thereto and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.12 to Cumulus Media Inc.’s Quarterly Report on
Form 8-K, File No. 000-24525, filed on November 14, 2011).

4.5.	Third Supplemental Indenture, effective October 17, 2011, by and among Cumulus Media Inc., Cumulus Media Holdings Inc., the other parties thereto and U.S. Bank National Association, as trustee.

4.6.	Registration Rights Agreement, dated as of May 13, 2011, by and among the Cumulus Media Inc. and the Guarantors party hereto and J.P. Morgan Securities LLC (incorporated herein by reference to Exhibit 4.3 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on
May 16, 2011).

5.1.	Opinion of Jones Day.*

5.2.	Opinion of Kolesar & Leatham, Chtd.

5.3.	Opinion of Maynard, Cooper and Gale P.C.

23.1.	Consent of Jones Day (included in exhibit 5.1).*

23.2.	Consent of PricewaterhouseCoopers LLP.*

23.3.	Consent of PricewaterhouseCoopers LLP.*

23.4.	Consent of Deloitte & Touche LLP.*

23.5.	Consent of Kolesar & Leatham, Chtd. (included in exhibit 5.2).

23.6.	Consent of Maynard, Cooper and Gale P.C. (included in exhibit 5.3).

24.1.	Powers of Attorney.*

25.1.	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee, under the Indenture.*

99.1.	Form of Letter of Transmittal.*

99.2.	Form of Notice of Guaranteed Delivery.*

99.3.	Form of Letter to DTC Participants.*

99.4.	Form of Letter to Clients.*

*	Previously filed.